        UCN, Inc. Reports Financial Results for the Third Quarter of 2004

Salt Lake City, Utah – November 8, 2004 – UCN, Inc. (OTC Bulletin Board: UCNN), a provider of business telecommunication services, including contact center software applications hosted within its national VoIP network, today reported financial results for the quarter ended September 30, 2004. Revenues for the quarter were $15.7 million, a 4.4 percent decrease over revenues of $16.4 million for the quarter ended September 30, 2003. For the nine months ended September 30, 2004 revenues were $49.2 million a 2.0 percent increase over the revenues of $48.2 million for the nine months ended September 30, 2003.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $494,434 for the quarter ended September 30, 2004 compared to $1.9 million for 2003 and was $3.4 million for the nine months ended September 30, 2004 compared to $5.4 million for the same period in 2003. Net loss before preferred stock dividend was $678,857 for the quarter ended September 30, 2004 compared to net income of $187,238 for the quarter ended September 30, 2003, and for the nine months ended September 30, 2004 was a net loss of $285,522, compared to net income of $963,162 for the same period in 2003. Net loss applicable to common shareholders was $836,805 for Q3 2004 compared to $49,886 for Q3 2003. Net loss applicable to common shareholders for the nine months ended September 30, 2004 was $802,134 compared to net income applicable to common shareholders of $328,950 for the same period in 2003.

Paul Jarman, UCN President stated: “As expected, third quarter results reflect the effects of our transitioning customer base and focus. Although we experienced continued attrition in our residential customer base, at the same time we are pleased to report we more than doubled our inContact customer base. In addition, we are seeing excellent traction from the investment made in our expanded sales partner channel as indicated by the addition of 379 new business customers.”

Third Quarter Highlights include:

Signed 48 new sales partner agreements, in addition to the 37 signed in second quarter.
Signed 379 new business accounts during the most recent quarter. Before we acquired them, their monthly usage with their previous provider was approximately $899,000. Many of these customers are on service; we are in the process of adding the remainder.

More than doubled our total inContact customers to 62, from 30 in Q2.
A major milestone for the quarter - The Board voted to exercise UCN's option to purchase MyACD, Inc. The MyACD software is the core technology of inContact application suite.
Finally, we generated positive EBITDA of 490,000 $ for this quarter. While making significant investments in our software development and sales efforts.

Conference Call

The company will hold a conference call to discuss Third Quarter results and provide a company update. The details for the call are as follows:

Date: November 8, 2004

Time: 1:30 PM Pacific (4:30 Eastern)

Dial-In Number: 1-800-253-6872

International: 1-973-409-9260

Internet Simulcast: http://viavid.net/detailpage.aspx?sid=00002003

Call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until 11/15/04 at:

Replay number: 1-877-519-4471

International: 1-973-341-3080

*The playback passcode (5347508) must be entered to access the playback.

The internet webcast will be available as an active link on the www.ucn.net/Investors page for 12 months.

About UCN, Inc.

UCN, Inc. is a full service provider of data and voice, dedicated and switched long distance services and contact handling software services integrated and bundled with its national VoIP network. The inNetwork™ family of products includes inContact™, an integrated package of advanced contact handling, reporting and administration applications, and inControl™, a unique, rapid application development tool. For more information on the company’s products and services visit the UCN web site at http://www.ucn.net.

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the Company’s behalf. All statements, other than statements of historical facts which address the Company’s expectations of sources of capital or which express the Company’s expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Such statements made by the company are based on knowledge of the environment in which it operates, but because of the factors previously listed, as well as other factors beyond the control of the Company, actual results may differ materially from the expectations expressed in the forward-looking statements.

General Contact: Jan Johnson UCN, Vice President of Marketing 801-320-3263 jan.johnson@ucn.net	Investor Contact: Liolios Group Inc Scott Liolios or Ron Both 949-574-3860 scott@liolios.com

UCN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — (Unaudited)
(in thousands)

	09-30-04	12-31-03
ASSETS
Current assets:
Cash and cash equivalents	$ 1,007	$ 3,055
Restricted cash	1,628	1,569
Accounts and other receivables, net	7,923	8,162
Other current assets	442	244

Total current assets	11,000	13,030

Property and equipment, net	3,181	2,425
Intangible assets, net	6,618	8,019
Other assets	480	497

Total assets	$21,279	$ 23,971

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Line of credit	$ 1,920	$ 4,094
Current portion of long-term debt and
capital lease obligations	1,986	7,781
Trade accounts payable	7,055	11,248
Accrued liabilities	1,921	1,829

Total current liabilities	12,882	24,952

Long-term debt and capital lease obligations	31	646

Total liabilities	12,913	25,598

Total stockholders' equity (deficit)	8,366	(1,627)

Total liabilities and stockholders'
equity (deficit)	$21,279	$ 23,971

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — (Unaudited)
(in thousands)

	Three Months Ended
	09-30-04	09-30-03
Revenues from telecommunications services	$ 15,712	$ 16,439

Operating expenses:
Costs of revenues	8,711	8,850
General and administrative	3,611	3,840
Selling and promotion	3,937	3,097

Total operating expenses	16,259	15,787

Income (loss) from operations	(547)	652

Other income (expense):
Interest income	7	4
Interest expense	(139)	(469)

Total other expense, net	(132)	(465)

Net income (loss)	(679)	187

8% Preferred dividends on Series A and B
preferred stock	(158)	(237)

Net loss applicable to common
stockholders	$ (837)	$ (50)

UCN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS— (Unaudited)
(in thousands)

	Nine Months Ended
	09-30-04	09-30-03
Revenues from telecommunications services	$ 49,183	$ 48,212

Operating expenses:
Costs of revenues	26,863	26,106
General and administrative	11,390	11,571
Selling and promotion	10,665	8,119

Total operating expenses	48,918	45,796

Income from operations	265	2,416

Other income (expense):
Interest income	29	9
Interest expense	(688)	(1,461)
Gain on early extinguishment of debt	109	--

Total other expense, net	(550)	(1,452)

Net income (loss)	(285)	964

8% Preferred dividends on Series A and B
preferred stock	(517)	(634)

Net income (loss) applicable to common
stockholders	$ (802)	$ 330

      Reconciliation of Non-GAAP Measure

EBITDA, which is calculated as Earnings Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under generally accepted accounting principles (GAAP). EBITDA is provided for the use of the reader in understanding UCN’s operating results and is not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, we believe that this information is helpful for investors to more easily understand our operating financial performance, especially in light of the significant acquisitions we completed in 2003. We also feel this measure may better enable an investor to form views of our potential financial performance in the future. This measure has limitations as an analytical tool, and investors should not consider EBITDA in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of EBITDA to Net income (loss) applicable to commonshareholders as it is presented on the Consolidated Statements of Operations for UCN, Inc. (unaudited)(in thousands)

	Three Months Ended
	09-30-04	09-30-03
EBITDA	$ 494	$ 1,903

Depreciation and amortization	(1,042)	(1,251)
Interest income and expense, net	(131)	(465)

Net income (loss)	(679)	187

Preferred stock dividend	(158)	(237)

Net loss applicable to common stockholders	$ (837)	$ (50)

	Nine Months Ended
	09-30-04	09-30-03
EBITDA	$ 3,430	$ 5,450

Depreciation and amortization	(3,057)	(3,035)
Interest income and expense, net	(659)	(1,452)

Net income (loss)	(286)	963

Preferred stock dividend	(516)	(634)

Net income (loss) applicable to common	$ (802)	$ 329
stockholders